UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 19, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into Item 1.01 and Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Chief Technology Officer and President of IP Services

On June 19, 2013, the board of directors (“Board”) of Marathon Patent Group, Inc. (the “Company”) accepted resignation of Mr. Nathaniel Bradley from his position of Chief Technology Officer and President of IP Services with the Company. The resignation is for personal reasons and not in connection with any known disagreement with the Company on any matter. Mr. Bradley will continue to consult for the Company for a one year period at an agreed upon hourly rate.

In connection with his resignation, Mr. Bradley entered into a Separation and Release Agreement with the Company (“Separation and Release Agreement”), pursuant to which, Mr. Bradley is entitled to a severance payment of $16,250 and 125,000 options previously granted to him under his employment agreement which have vested. Pursuant to the Separation and Release Agreement, Mr. Bradley also agreed to provide periodic consultation to the Company as requested at an agreed upon hourly rate of $75.00. In addition, Mr. Bradley agreed to release the Company of all claims and the Company agreed to release Mr. Bradley of any known claims.

The forgoing description of the principal terms of the Separation and Release Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Separation and Release Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Grant of Stock Options

On June 19, 2013, the Board approved the issuances of stock options to purchase shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”) to three individuals including 500,000 options to Mr. James Crawford, the Company Chief Operating Officer. The stock options granted pursuant to the Plan have an exercise price equal to the fair market value per share on the option grant date, which was $0.38 per share. The options issued to Mr. Crawford are conditioned upon the cancellation of the stock options granted to him on March 1, 2013 under his employment agreement with the Company and will vest in twenty-four (24) equal installments on each monthly anniversary of the date of grant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation and Release Agreement between the Company and Nathaniel Bradley dated June 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer